                                                                    EXHIBIT 99.3


SMITH MICRO SOFTWARE, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1995 (UNAUDITED)
- ------------------------------------------------------------------------------
(IN THOUSANDS)

                                                              SMITH                     PRO FORMA
                                                              MICRO        PCI         ADJUSTMENTS       PRO FORMA
                                                             -------      -----        -----------       ---------
ASSETS
CURRENT ASSETS:

Cash and cash equivalents                                    $19,020      $  45         $(2,100)(a)       $16,965
Accounts receivable, net                                       3,400        191                             3,591
Inventories                                                      443                                          443
Prepaid expenses and other current assets                        207         19                               226
Deferred tax asset                                                40                                           40
                                                             -------      -----         -------           -------
    Total current assets                                      23,110        255          (2,100)           21,265

EQUIPMENT AND IMPROVEMENTS, net                                  552         74                               626

INTANGIBLE ASSETS                                                                           551 (c)           551
                                                             -------      -----         -------           -------
                                                             $23,662      $ 329         $(1,549)          $22,442
                                                             =======      =====         =======           =======

IABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                             $   987      $  59         $     -           $ 1,046
Accrued liabilities                                              495        133             600 (a)         1,228
Deferred tax liability                                                        7                                 7
Note payable to stockholders                                   1,935                                        1,935
                                                             -------      -----         -------           -------
    Total current liabilities                                  3,417        199             600             4,216

STOCKHOLDERS' EQUITY:

Common stock, no par value                                        14          3               3 (a)            14
Additional paid-in capital                                    18,146                      3,265 (a)        21,411
Retained earnings                                              2,085        127          (5,411)(b)        (3,199)
                                                             -------      -----         -------           -------
    Total stockholders' equity                                20,245        130          (2,149)           18,226
                                                             -------      -----         -------           -------
                                                             $23,662      $ 329         $(1,549)          $22,442
                                                             =======      =====         =======           =======





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
SMITH MICRO SOFTWARE, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
- ----------------------------------------------------------------------------
(In thousands, except per share data)

                                                           SMITH                     PRO FORMA
                                                           MICRO         PCI        ADJUSTMENTS       PRO FORMA
                                                          -------      -------      -----------       ---------
NET REVENUES                                              $18,012      $ 2,067       $    -            $20,079

COSTS AND EXPENSES:

Cost of sales and services                                  5,887          944                           6,831
Selling and marketing                                       1,995          349                           2,344
Research and development                                    1,621          449                           2,070
General and administrative                                  2,555          307          184 (d)          3,046
                                                          -------      -------       ------            -------
    Total costs and expenses                               12,058        2,049          184             14,291
                                                          -------      -------       ------            -------
OPERATING INCOME                                            5,954           18         (184)             5,788

OTHER INCOME, net                                             308            9                             317
                                                          -------      -------       ------            -------
INCOME BEFORE INCOME TAX EXPENSE                            6,262           27         (184)             6,105

INCOME TAX EXPENSE                                            810            5           71 (d)            744
                                                          -------      -------       ------            -------
NET INCOME                                                $ 5,452      $    22       $ (113)           $ 5,361
                                                          =======      =======       ======            =======

SUPPLEMENTAL PRO FORMA INFORMATION
  (unaudited) (Note 3):

Historical income before income tax expense               $ 6,262      $    27       $ (184)           $ 6,105
Pro forma income tax expense                                2,505            5           71              2,439
                                                          -------      -------       ------            -------
Pro forma net income                                      $ 3,757      $    22       $ (113)           $ 3,666
                                                          =======      =======       ======            =======
Pro forma net income per common and
  common equivalent share                                 $  0.30                                      $  0.28
                                                          =======                                      =======
Weighted average common and common
  equivalent shares used in pro forma
  computation                                              12,627                                       12,977
                                                          =======                                      =======





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
SMITH MICRO SOFTWARE, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
- ----------------------------------------------------------------------------

1.     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

       On March 14, 1996, Smith Micro Software, Inc. (Smith Micro or the Company) acquired all outstanding shares of Performance Computing, Inc.
       (PCI) for cash consideration of $2.1 million and 350,000 shares of the Company's common stock. In addition, the Company accrued contingent purchase price obligations of $600,000 as it is highly probable that such amounts will be paid. The aggregate purchase price was allocated based on a fair value appraisal obtained by the Company.

       The unaudited pro forma consolidated statement of income and unaudited pro forma consolidated balance sheet give effect on a purchase accounting basis to the acquisition of 100% of the outstanding common stock of PCI by Smith Micro.

       The pro forma consolidated statement of income for the fiscal year ended December 31, 1995 assumes that the acquisition occurred at January 1, 1995. The pro forma consolidated balance sheet as of December 31, 1995 assumes that the acquisition occurred on December 31, 1995. The pro forma consolidated statement of income and balance sheet do not purport to represent the results of operations or financial position of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted to the extent that actual amounts differ from management's estimates in accordance with Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises.

       The pro forma consolidated financial information is based upon certain assumptions and adjustments described in the notes to the pro forma financial statements. The pro forma consolidated financial information should be read in conjunction with the historical statements, and related notes, of Smith Micro, included in its previously filed Annual Report on Form 10-K for the year ended December 31, 1995, and PCI, included in this report on Form 8-K.

       In accordance with FASB Interpretation No. 4, the Company is required to write-off the amount allocated to in-process research and development acquired in the acquisition of $5,169,000. This write-off was reflected in the period in which the acquisition was consummated and has been reflected as a reduction in retained earnings in the pro forma consolidated balance sheet, but has not been reflected in the pro forma consolidated statement of income, as it is a material nonrecurring charge which resulted directly from the acquisition.





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
SMITH MICRO SOFTWARE, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
- ----------------------------------------------------------------------------

2.     PRO FORMA ADJUSTMENTS

       a.     Record the purchase price of the acquisition as follows:



              Cash paid                                    $2,100
              Fair value of stock issued                    3,265
              Accrued purchase obligation                     600
                                                           ------
                                                           $5,965
                                                           ======





       b. Record the effect of the write-off of acquired in-process research and development and eliminate historical stockholders' equity of PCI.

       c. Allocate excess of purchase price over net tangible assets and acquired in-process research and development.



              Intangible assets:

                Value of existing technology               $  154
                Covenants not-to-compete                      381
                Goodwill                                       16
                                                           ------
                                                           $  551
                                                           ======




       d. To record amortization of the intangible assets and corresponding tax benefit, related to existing technology and covenants not-to-compete, based on the straight-line method over a three-year useful life.


3.     SUPPLEMENTAL PRO FORMA INFORMATION

       From November 1992 through September 18, 1995, the Company was treated as an S corporation pursuant to the Internal Revenue Code. Subsequent to the effective date of the initial public offering, the Company's tax status reverted back to that of a C corporation.

       The pro forma information presented on the statements of income reflect a provision for income taxes as if the Company had been taxed as a C corporation for the entire year, assuming effective tax rates that would have been in effect at such time. The principal difference between effective pro forma tax rate and the statutory federal tax rate relates to state taxes and research and development tax credits.





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
SMITH MICRO SOFTWARE, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)(CONTINUED)
- ----------------------------------------------------------------------------




        Pro forma net income per share is based on the weighted average number of shares of common stock and common stock equivalents (stock options) outstanding during the period. The dilutive effect of such common stock equivalents is computed using the treasury stock method. For purposes of such computation, options granted within one year of the initial public offering have been treated as outstanding for the entire year.











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